UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 27, 2017

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 8.01 of this Current Report on Form 8-K under the headings “Additional Note Hedge Transactions” and “Additional Warrant Transactions” is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Additional Warrant Transactions” is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On March 27, 2017, Goldman, Sachs & Co., Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters (the “Underwriters”) of Tesla, Inc.’s (the “Company”) previously consummated public offering of its 2.375% Convertible Senior Notes due March 15, 2022 (the “Notes”), notified the Company of the Underwriters’ exercise in full of their option to purchase an additional $127.5 million aggregate principal amount of the Notes (the “Option Notes”). The Option Notes were sold pursuant to a Registration Statement on Form S-3 (File No. 333-211437) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission. On March 30, 2017, the Company issued the Option Notes. The Option Notes were issued pursuant to a supplemental indenture, dated as of March 22, 2017 (the “Fourth Supplemental Indenture”), supplementing the indenture, dated as of May 22, 2013, by and between the Company and U.S. Bank National Association, as trustee. A description of the terms of the Fourth Supplemental Indenture is set forth under Item 8.01 of the Current Report on Form 8-K filed by the Company on March 22, 2017 in connection with the closing of the offering of the Notes and is incorporated by reference into this Item 8.01.

The legal opinion as to the legality of the Option Notes sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Additional Note Hedge Transactions

On March 27, 2017, in connection with the exercise by the Underwriters of their option to purchase the Option Notes, the Company entered into additional note hedge transactions with each of Goldman, Sachs & Co., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc. or their respective affiliates (the “Hedge Counterparties”), pursuant to call option confirmations in substantially the form of Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The additional note hedge transactions are expected generally to reduce the potential dilution to the common stock of the Company, par value $0.001 per share (the “Common Stock”), and/or offset potential cash payments in excess of the principal amount upon any conversion of the Option Notes in the event that the market value per share of the Common Stock, as measured under the terms of the additional note hedge transactions, is greater than the strike prices of the additional note hedge transactions (which correspond to the initial conversion price of the Notes and are subject to certain adjustments substantially similar to those contained in the Notes). On March 30, 2017, at the closing of the offering of the Option Notes, the Company paid an aggregate amount of approximately $26.6 million to the Hedge Counterparties for the additional note hedge transactions.

Additional Warrant Transactions

On March 27, 2017, in connection with the exercise by the Underwriters of their option to purchase the Option Notes, the Company entered into additional warrant confirmations with the Hedge Counterparties in substantially the form of Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference, pursuant to which the Company issued certain warrants (the “Additional Warrants”). The Additional Warrants allow the Hedge Counterparties to acquire, subject to anti-dilution adjustments, up to approximately 0.8 million shares of Common Stock at a strike price of $655.00 per share in respect of Additional Warrants relating to the Option Notes, which is also subject to adjustment. The Additional Warrants would separately have a dilutive effect to the extent that the market value per share of the Common Stock exceeds the strike price of the Additional Warrants unless, subject to the terms of the warrant confirmations, the Company elects to cash settle the Warrants. The Additional Warrants were issued pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Additional Warrants are separate transactions, entered into by the Company with the Hedge Counterparties, and are not part of the terms of the Option Notes. Holders of the Option Notes will not have any rights with respect to the Additional Warrants. On March 30, 2017, at the closing of the offering of the Option Notes, the Company received aggregate proceeds of approximately $6.9 million from the sale of the Additional Warrants to the Hedge Counterparties.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	Form of Call Option Confirmation (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 22, 2017).

10.2	Form of Warrant Confirmation (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on March 22, 2017).

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Deepak Ahuja
Deepak Ahuja Chief Financial Officer

Date: March 30, 2017

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	Form of Call Option Confirmation (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 22, 2017).

10.2	Form of Warrant Confirmation (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on March 22, 2017).

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).